EXHIBIT 99.1

FIRST AMENDMENT

TO

2003 RESTATED BYLAWS

OF

FRONTIER FINANCIAL CORPORATION

By unanimous approval of the Board of Directors of the Corporation at its meeting duly held on March 24, 2010, Section 2.1 of the 2003 Bylaws of the Corporation shall be amended to read as follows:

2.1
Annual Meeting. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually at such date and time in the calendar year immediately following the Corporation’s prior fiscal year-end as the Board may determine.

DATED as of March 24, 2010.

/s/ Patrick M. Fahey
Patrick M. Fahey
Chairman of the Board